UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

IGC PHARMA, INC. (Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10024 Falls Road, Potomac, Maryland 20859 (Address of principal executive offices) (Zip Code)

(301) 983-0998 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On Wednesday, March 20, 2024, IGC Pharma Inc. (“IGC” or the “Company”) issued a press release announcing positive interim results for IGC-AD1 in reducing Alzheimer’s agitation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 20, 2024, the Company issued a press release announcing the results of an interim analysis of its ongoing Phase 2 trial investigating IGC-AD1 as a treatment for Agitation in dementia from Alzheimer’s Disease (“AAD”).

The interim data demonstrates a clinical and statistically significant reduction in agitation compared to placebo in patients with Alzheimer’s disease, indicating strong therapeutic potential for IGC-AD1.

The study's primary goal is to assess the change in AAD after six weeks using a standard scale, the Cohen Mansfield Agitation Inventory (“CMAI”). Based on interim data, patients taking IGC-AD1, on average, experienced a more significant reduction in agitation scores compared to those on placebo, and the positive effects were observed as early as week two of the trial.

At the primary outcome, assessing the change in agitation as measured by the CMAI at week 6, the Cohen’s d effect size indicating the superiority of IGC-ADI over placebo was 0.66. The CMAI Least Square (“LS”) mean difference between active, and placebo was -10.45, with a p-value of 0.037 (for combined week two and week six results). In addition, at the pre-specified secondary endpoint, change at week two, the effect size was 0.79. The Cohen’s d is a standardized statistical effect size that describes the magnitude of the difference between two groups, taking into account the variability in outcomes.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated March 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

About IGC Pharma Inc. (IGC):

IGC Pharma Inc. (“IGC”) is focused on Alzheimer's disease, developing innovative solutions to address this devastating illness. The Company's mission is to transform the landscape of Alzheimer's treatment with a robust pipeline of five promising drug candidates. IGC-AD1 and LMP target the hallmarks of Alzheimer's disease, including neuroinflammation, Aβ plaques, and neurofibrillary tangles. IGC-AD1 is currently undergoing a Phase 2 clinical trial for agitation in dementia associated with Alzheimer's (clinicaltrials.gov, CT05543681). TGR-63 disrupts the progression of Alzheimer's by targeting Aβ plaques. IGC-M3, currently in preclinical development, aims to inhibit the aggregation of Aβ plaques, potentially impacting early-stage Alzheimer's. IGC-1C, also in preclinical stages, targets tau protein and neurofibrillary tangles, representing a forward-thinking approach to Alzheimer's therapy. In addition to its drug development pipeline, IGC Pharma seeks to leverage Artificial Intelligence (“AI”) for Alzheimer's research. Their AI projects encompass various areas, including clinical trial optimization and early detection of Alzheimer's.

Forward-Looking Statements:

This 8-K contains forward-looking statements. These forward-looking statements are based largely on IGC Pharma’s expectations and are subject to several risks and uncertainties, certain of which are beyond IGC Pharma’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, the Company’s failure or inability to commercialize one or more of the Company’s products or technologies, including the products or formulations described in this release, or failure to obtain regulatory approval for the products or formulations, where required, or government regulations affecting AI or the AI algorithms not working as intended or producing accurate predictions; general economic conditions that are less favorable than expected; the FDA’s general position regarding cannabis- and hemp-based products; and other factors, many of which are discussed in IGC Pharma’s U.S. Securities and Exchange Commission (“SEC”) filings. IGC Pharma incorporates by reference the human trial disclosures and Risk Factors identified in its Annual Report on Form 10-K filed with the SEC on July 7, 2023, and Quarterly Report on Form 10-Q filed with the SEC on February 14, 2024, as if fully incorporated and restated herein. Considering these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC Pharma, Inc.

Dated: April 5, 2024	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: CEO